EXHIBIT 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler 212/554-5469
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation to Present at the

CIT 4th Annual Healthcare Conference on April 21

Updates Preliminary First Quarter 2009 Guidance,

Now Estimated to be at least $0.35 per Diluted Share

TUCSON, ARIZONA – April 20, 2009 — The Providence Service Corporation (Nasdaq: PRSC) today announced that Fletcher McCusker, Chairman and Chief Executive Officer, is scheduled to present an overview of the Company’s operations at the CIT 4th Annual Healthcare Conference on Tuesday, April 21, 2009 at The Waldorf-Astoria Hotel in New York, NY.

The Company currently expects to report first quarter earnings per diluted share of at least $0.35 on revenue of between approximately $180 million and $185 million. On March 27, 2009, the Company had estimated diluted earnings per share of at least $0.25 and revenue of between approximately $170 million and $180 million for the first quarter of 2009. As previously stated, guidance for the first quarter of 2009 includes approximately $1.5 million in costs and expenses related to the amended credit agreement, including arrangement, legal, accounting and other expenses, as well as approximately $300,000 in legal and other fees related to the now abandoned consent solicitation.

Providence’s presentation is scheduled for 10:00 a.m. ET. The presentation will be broadcast live and will be available by webcast at http://investor.provcorp.com by going to Event Calendar or at http://www.thomson-webcast.net/us/dispatching/?event_id=7fed948fa0e3fa2f88d044020e10b869&portal_id=e647e6760b8229914c8520d57d3df42b. An archive of the webcast will be available for 90 days.

About Providence

Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate beds, treatment facilities, hospitals or group homes, preferring to provide services in the client’s own home or other community setting. The Company provides a range of services through its direct and managed entities to over 87,000 clients through 1,039 contracts at December 31, 2008, with an estimated 6.3 million individuals eligible to receive the Company’s non-emergency

5524 E Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com transportation services related to its LogistiCare operations. Combined, the Company has a nearly $1 billion book of business including managed entities.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, earnings per share, contracts, collections, award of contracts, acquisitions and related growth, growth resulting from initiatives in certain states, effective tax rate or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its latest Form 10-K. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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5524 E Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com